Consent of Independent Registered Public Accounting Firm

The Board of Directors

Horace Mann Life Insurance Company Separate Account

and

The Board of Directors

Horace Mann Life Insurance Company:

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” and the use of our reports dated April 28, 2005 with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Horace Mann Life Insurance Company as of December 31, 2004 and 2003, and the related statutory statements of operations, capital and surplus and cash flow for each of the years in the three-year period ended December 31, 2004 and related schedules I, III & VI and IV. Our report dated April 28, 2005 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Financial and Professional Regulation - Division of Insurance, which practices differ from accounting principles generally accepted in the United States of America. Accordingly, our report states that the statutory financial statements are not presented fairly in conformity with accounting principles generally accepted in the United States of America and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices. We also consent the use of our report dated April 28, 2005, with respect to the statement of net assets of each of the forty portfolios comprising the Horace Mann Life Insurance Company Separate Account as of December 31, 2004, and the related statements of operations and changes in net assets, and the related financial highlights for the year then ended, included in the Pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-129284) on Form N-4 and the Amendment No. 82 to the Registration Statement under Investment Company Act of 1940 (Registration No. 811-1343).

KPMG

Chicago, Illinois

January 30, 2006